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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 28, 2006

                              QUANTUM ENERGY INC.
                              -------------------
             (Exact name of Registrant as specified in its charter)

                                     NEVADA
                                     ------
         (State or other jurisdiction of incorporation or organization)

       333-118138                                      98-0428608
       ----------                                       ----------
(Commission File Number)                   (I.R.S. Employer Identification No.)

             1453 Johnston Road #71524 White Rock, British Columbia
             ------------------------------------------------------
                    (Address of Principal Executive Offices)

                                  604-592-3577
                                  ------------
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL  OFFICERS;  ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS.

On June 28, 2006, the Board appointed: (1) Ted Kozub to the position of President, Secretary and member of the Board of Directors of the Corporation; and (2) Georgina Martin to the position of a member of the Board of Directors of the Corporation.

On June 28, 2006, the Board accepted the resignations of: (1) Bruce Ellsworth as President, Chief Executive Officer and a Director of the Corporation; (2) Lorena Jensen as the Chief Financial Officer and a Director of the Corporation; and (3) Caroline Schut as a Director of the Corporation. The resignations of Mr.
Ellsworth, Ms. Jensen and Ms. Schut were not as a result of any disagreement with the Company on any matters relating to the Company's operations, policies, or practices.

The Company has not entered into employment agreements with neither Mr . Kozub nor Ms. Martin.

The Board of Directors of the Corporation is now composed of Mr. Kozub and Ms. Martin.

Ted Kozub
---------
Mr. Kozub holds a certified management accounting degree (CMA, 1963) and a business management certificate (1960).

Mr. Kozub is a recently retired tax partner with KPMG, where he was a partner from 1981 to 2000. He has been in public accounting practice for over 22 years and has held various senior positions with Revenue Canada from 1971 to 1979.

He was appointed to the special task force for the implementation of Canadian Tax Reform and was Tax Manager with Hudson's Bay Oil & Gas in Calgary, which is a subsidiary of Conoco, from 1961 to 1970. Mr. Kozub was the President of the Canadian Petroleum Tax Society from 1967 to 1968 and was a frequent lecturer to various accounting organizations in accounting, cost and management and taxation. Mr. Kozub was a director and officer of Fetchomatic Inc. from May 1, 2000 to April 26, 2001 (a company that developed software for internet search engines); a director and officer of Direct Response Financial Services Inc. from April 1, 2003 to January 2, 2005 (a company that provided Debt Card Services for the Latin American market carried out in Los Angeles); and a director of AMI Resources Ltd. from April 9, 2003 to July 10, 2005 (a gold mining company with operations in Ghana).

Currently Mr. Kozub is a director and officer of KOKO Petroleum Inc. (since January 15, 2004), Nitro Petroleum Incorporated (since December 12, 2005) and Cheetah Oil & Gas Ltd. (since December 15, 2003).

Georgina Martin
---------------
Ms. Martin has been in the private business sector for over 35 years starting in the insurance field. From 1965 to 1966 Ms Martin worked with Mutual Life Insurance as an underwriter assistant. She then went to work for Regmil Industries as a bookkeeper until 1971. Between 1971 to 1975, she worked as an assistant to the accountant for Westcoast Plywood. In 1975 Ms. Martin was hired by Bartell Bros. Construction as an accountant. From 1978 to 1988, she was employed by Brink Remanufacturing Industries Ltd. as a Comptroller, a lumber re-manufacturing company specializing in added value timber products. Ms. Martin left Brink Remanufacturing Industries Ltd. in 1988 and joined the Jemi Group of Companies and holds the position of Comptroller/Chief Financial Officer to the present date, which is a group of private companies engaged in the logging and land development industry.

In 1986 Ms. Martin obtained her designation as a Certified General Accountant with a focus on finance. In 1988 Ms. Martin and a business partner incorporated a private corporation, which served as a base towards her comptrollership of the many companies that followed over the next 16 years.

Currently Ms. Martin is also a director of KOKO Petroleum Inc. since October 21, 2004 and a director of Cheetah Oil & Gas Ltd. since March 5, 2004.




                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               QUANTUM ENERGY INC.

/s/ Ted Kozub
---------------------
Ted Kozub, President

Date:  June 28, 2006